                                                                  Exhibit 4.1(a)


           LIST OF PURCHASERS WHO ENTERED INTO STOCK PURCHASE WARRANT
                REFERENCED IN EXHIBIT 4.1 WITH THE REGISTRANT


1.   Vertical Ventures, LLC
2.   Crescent International LTD
3.   Smithfield Fiduciary LLC
4.   Truk Opportunity Fund, LLC
5.   JAS Securities, LLC
6.   AIG DKR Soundshore Private Investors Holding Fund Ltd.
7.   OTAPE Investments LLC